Exhibit 10.11

INFRARED CAMERAS HOLDINGS, INC.

RESTRICTED STOCK Unit Grant Notice (NON-PLAN AWARD)

Infrared Cameras Holdings, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”). The RSUs are granted as a stand-alone award and are not granted under or pursuant to the Infrared Cameras Holdings, Inc. 2020 Equity Incentive Plan (as amended, the “Plan”) and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the RSUs as though the RSUs had been granted under the Plan, and the RSUs shall be subject to the terms, conditions and definitions contained therein, which are hereby incorporated into this Grant Notice by reference, and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”). In addition, capitalized terms used but not otherwise defined in this Grant Notice or the Agreement shall have the meanings set forth in the Plan, a copy of which Participant acknowledges having received.

For the avoidance of doubt, the RSUs shall not be counted for purposes of calculating the aggregate number of shares of Class B Common Stock that may be issued or transferred pursuant to awards under the Plan. In the event of any inconsistency between the Plan and this Grant Notice, the terms of this Grant Notice shall control.

Participant:	[_______________]
Grant Date:	[___________], 2023
Number of RSUs:	[____________]
Type of Shares:	Class B Common Stock
Vesting Schedule:	One hundred percent (100%) of the RSUs will vest on January 1, 2024 (the “Vesting Date”), subject to Participant’s continued employment through the Vesting Date.
Settlement Dates:	Vested RSUs will be paid in Shares in 12 equal monthly installments, with the first installment being paid on December 20, 2024.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan, this Grant Notice or the Agreement.

Infrared Cameras HOLDINGS, INC.	PARTICIPANT

By:

Name:	[________________________]

Title:

[Signature Page to Restricted Stock Unit Agreement]

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT (NON-PLAN AWARD)

Capitalized terms not specifically defined in this Restricted Stock Unit Agreement (this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.
general

1.1           Award of RSUs. The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one share of Class B Common Stock (each, a “Share”) as set forth in this Agreement.

1.2           Incorporation of Terms of Plan. The RSUs are granted as a stand-alone award and are not granted under or pursuant to the Plan, and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the RSUs as though the RSUs had been granted under the Plan, and the RSUs shall be subject to the terms, conditions and definitions contained therein, which are hereby incorporated into this Award Agreement by reference. Except as expressly set forth herein, in the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement will control.

1.3           Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

1.4           Defined Terms. As used in this Agreement:

(a)            “Award” means this award of RSUs.

(b)            “BCA” shall mean that certain Business Combination Agreement by and among SportsMap Tech Acquisition Corp., ICH Merger Sub Inc. and the Company, dated as of December 5, 2022 and as amended as of June 26, 2023 and September 17, 2023.

(c)            “Change in Control” means a Change in Control (as defined in the Plan) that (i) occurs following the Effective Time (as defined in the BCA) and (ii) constitutes a “change in control event” (within the meaning of Section 409A). For the avoidance of doubt, the closing of the transactions contemplated by the BCA shall not constitute a Change in Control for purposes of this Award.

(d)            “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(e)            “Good Reason” means the occurrence of any one or more of the following events without Participant’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below: (i) a material diminution in Participant’s annual base salary, other than as part of an across-the-board reduction applicable to the Company’s senior executives, and further excluding any voluntary reductions in his annual base salary; or (ii) a material diminution in Participant’s title, authority or duties.

Notwithstanding the foregoing, Participant will not be deemed to have resigned for Good Reason unless (1) Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Participant to constitute Good Reason within 45 days after the date of the occurrence of any event that Participant knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of Participant’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period.

(f)            “Qualifying Termination” means a termination of Participant’s employment (i) by the Company without Cause, (ii) by Participant for Good Reason, or (iii) due to Participant’s death or Disability.

(g)            “Section 409A” shall mean Code Section 409A and the Treasury Regulations promulgated thereunder.

Article II.
VESTING; SETTLEMENT

2.1           General Vesting. The RSUs shall vest and become nonforfeitable, if at all, in accordance with the terms and conditions set forth in the Grant Notice. In addition, if Participant experiences a Qualifying Termination, then any then-unvested RSUs shall become vested as of the date of such Qualifying Termination, subject to Participant’s (or Participant’s estate’s) execution and non-revocation of a release of claims in a form prescribed by the Company (a “Release”).

2.2           Settlement.

(a)            The RSUs will be paid in Shares, to the extent vested, within 30 days following the earlier to occur of: (i) the applicable Settlement Date, or (ii) a Change in Control. Notwithstanding anything to the contrary contained herein, the exact payment date of any RSUs shall be determined by the Company in its sole discretion (and Participant shall not have a right to designate the time of payment).

(b)            Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate applicable law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

2.3           Forfeiture and Termination of RSUs. In the event of Participant’s Termination of employment prior to the Vesting Date for any reason other than a Qualifying Termination, or if Participant does not timely execute the Release or revokes the Release, in any case, then all unvested RSUs will automatically be forfeited and terminated without consideration therefore, except as otherwise determined by the Company or provided in a binding written agreement between Participant and the Company.

Article III.
TAXATION AND TAX WITHHOLDING

3.1           Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2           Tax Withholding.

(a)            The Company shall withhold, or cause to be withheld, Shares otherwise issuable under this Award in satisfaction of any applicable FICA withholding tax obligation (which may arise prior to settlement of the RSUs). To the extent that any FICA tax withholding obligations arise in connection with the RSUs prior to the date on which on which such RSUs should otherwise become payable to Participant, then the Company may accelerate the payment of a number of RSUs sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with such accelerated payment, and the Company or an affiliate may withhold such amounts in satisfaction of such withholding obligations.

(b)            By accepting this Award, Participant understands and agrees that the Company, on Participant’s behalf, shall instruct the Company’s broker, transfer agent or stock plan administrator, as applicable (the “Agent”), to (i) sell, at the then-applicable market price, that number of Shares issued upon the settlement of the Award as necessary to satisfy any applicable statutory federal, state and local withholding obligations (other than FICA withholding obligations) required with respect to any taxable event arising in connection with the RSUs and all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto, and (ii) to pay the cash proceeds of such sale(s) to the Company, with such sales to occur on or as soon as Agent determines is reasonably practicable after the date on which the applicable tax withholding obligation arises (a “Sell to Cover”). The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant, vesting or settlement of the RSUs.

(c)            The number of Shares which may be so withheld or surrendered pursuant to Section 3.2(a) above shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.

(d)            Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

3.3           Section 409A.

(a)            To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.

(b)            Section 17.2 of the Plan shall apply to the RSUs and this Agreement. For purposes of Section 409A, each RSU (and the right to payment with respect to each RSU) is to be treated as a right to a separate payment.

Article IV.
OTHER PROVISIONS

4.1           Transfer Restrictions.

(a)            In addition to any limitations set forth in the Plan, Participant agrees and acknowledges that Participant will not transfer in any manner the Shares issued upon settlement of the RSUs granted pursuant to this Agreement unless (i) the transfer is pursuant to an effective registration statement under the Securities Act or the rules and regulations in effect thereunder, or (ii) counsel for the Company shall have concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b)            Any certificate representing the Shares issued pursuant to this Agreement prior to (i) the Company becoming required to file periodic reports pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) the Shares becoming listed on one or more National Securities Exchanges (within the meaning of the Exchange Act) or quoted on NASDAQ, the New York Stock Exchange or a successor quotation system, shall bear the following legend (or a legend substantially equivalent thereto), in addition to any other legend required by law or otherwise:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.”

4.2           Representations of Participant. In connection with Participant’s execution of this Agreement, such Participant hereby represents that:

(a)            (i) Participant is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act and (ii) Participant has either (A) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (B) the capacity to protect his own interests in connection with the RSUs granted hereunder by virtue of the business or financial expertise of himself or of professional advisors to Participant who are unaffiliated with and who are not compensated by the Company or any Affiliate, directly or indirectly.

(b)            The RSUs granted hereunder and any Shares issued pursuant to the RSUs (collectively, the “Security Interests”) will be acquired for Participant’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of Security Interests in violation of the Securities Act, or any rule or regulation under the Securities Act.

(c)            Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to permit Participant to evaluate the merits and risks of Participant’s investment in the Company and to reach an informed and knowledgeable decision to acquire the Security Interests.

(d)            Participant understands that the Company’s Security Interests have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission (the “Commission”), the statutory basis for such exemption may not be present if Participant’s representations meant that Participant’s present intention was to hold the Securities Interests for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

(e)            Participant understands that the Company’s Security Interests are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Security Interests must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register or qualify the Security Interests for resale. Participant further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Security Interests, and requirements relating to the Company which are outside of Participant’s control, and which the Company is under no obligation and may not be able to satisfy.

(f)             Participant acknowledges that no assurances or representations are made by the Company as to the present or future market value of the Security Interests or as to the business, affairs, financial condition or prospects of the Company. Participant acknowledges that the Security Interests not currently publicly traded, and that the Company has made no assurances that the Security Interests will ever become publicly traded. Neither Participant nor his estate, personal representatives or any other successor or transferee shall have any registration rights with respect to any public offering of securities of the Company, its Subsidiaries, Affiliates, successors or assigns.

4.3           Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 4.2 of the Plan. In addition, the RSUs and the Shares subject to the RSUs shall be subject to the provisions of Section 2.2(c) of the BCA.

4.4           Clawback. The Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company to the extent required in order to comply with applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder. The Company and Participant acknowledge that neither this Section 4.4 nor Section 8.5(b) of the Plan are intended to limit any clawback and/or disgorgement of the Award and/or the Shares issuable hereunder pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

4.5           Notices. Any notice by Participant to the Company under this Agreement shall be in writing and shall be deemed duly given only upon receipt of the notice by the Company at its principal executive offices addressed to its President. Any notice by the Company to Participant shall be in writing or by electronic transmission and shall be deemed duly given if mailed or sent by electronic transmission to Participant’s email address at the Company, or to such other address as Participant may later designate by notice given to the Company.

4.6           Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.7           Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws and, to the extent applicable laws permit, will be deemed amended as necessary to conform to applicable laws.

4.8           Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.9           Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.10         Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.11         Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.12         Limitation on Participant’s Rights.

(a)            Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

(b)            Except as provided in Section 8.7 of the Plan, neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares that may become deliverable hereunder unless and until such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant. Any dividend equivalents granted in connection with the RSUs issued hereunder pursuant to Section 8.7 of the Plan, and any amounts that may become distributable in respect thereof, shall be treated separately from such RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.

4.13         Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.14         Governing Law. The validity, construction and effect of this Agreement shall be governed by the laws of the State of Delaware.

4.15         Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *